Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS

ANNOUNCES RECORD FINANCIAL RESULTS FOR FISCAL 2010

Fiscal 2010 Earnings Increase 17% to $1.14 Diluted Per Share

Fiscal 2010 Net Sales Increase 9% to $238.3 Million

Pompano Beach, Florida, May 10, 2010 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2010.  Net income was $26.0 million, or $1.14 diluted per share, for the year ended March 31, 2010, compared to net income of $23.0 million, or $0.98 diluted per share, for the year ended March 31, 2009, an increase to earnings per share of 17%.  Net sales for the year ended March 31, 2010 were $238.3 million, compared to $219.4 million for the year ended March 31, 2009, an increase of 9%.  Net income for the quarter ended March 31, 2010 was $6.1 million, or $0.27 diluted per share, compared to net income of $5.6 million, or $0.25 diluted per share, for the same quarter the prior year, an increase to earnings per share of 9%.  For the quarter ended March 31, 2010, net sales were $50.3 million, compared to $48.1 million for the quarter ended March 31, 2009, an increase of 5%.  Reorder sales for the year ended March 31, 2010 were $177.8 million, compared to $156.9 million for the year ended March 31, 2009, an increase of 13%.  Reorder sales for the quarter ended March 31, 2010 were $40.4 million, compared to $37.2 million for the quarter ended March 31, 2009, an increase of 9%.  The Company acquired approximately 815,000 new customers during fiscal 2010 compared to 802,000 during fiscal 2009.

Mendo Akdag, CEO and President, commented: “We are pleased with our financial performance for the year, which was highlighted by the growth of our internet sales and net income.  The results can be attributed to our reorder growth and our success in leveraging our operating expenses.  Our internet sales increased by 14% to $162.8 million for the year, compared to $143.3 million for the prior year, with approximately 68% of our orders being generated from our website during the year, compared to 65% in the prior year.  For the fiscal year, the Company leveraged its operating expenses as a percent of sales by 176 basis points as compared to the same period in the prior year.  In August 2009, the Company announced its first ever quarterly dividend, and has paid approximately $6.8 million in the last three quarters, illustrating our commitment to returning capital to our shareholders.  Our focus in fiscal 2011 is conversion optimization, and the expansion of our product offerings into pet supplies.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on May 10, 2010 until May 24, 2010 at 11:59 P.M.  To access the replay, call (866) 517-3736 (toll free) or (203) 369-2047 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2009.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$53,143,450	30,126,041
Accounts receivable, less allowance for doubtful
accounts of $5,236 and $58,525, respectively	2,097,057	2,881,085
Inventories - finished goods	29,063,640	26,778,096
Prepaid expenses and other current assets	610,067	753,602
Deferred tax assets	1,255,282	724,561
Prepaid income taxes	329,388	361,743
Total current assets	86,498,884	61,625,128

Long term investments	12,392,125	14,430,250
Property and equipment, net	4,428,849	5,057,561
Intangible asset	850,000	850,000

Total assets	$104,169,858	81,962,939

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,775,665	4,817,097
Accrued expenses and other current liabilities	2,311,589	2,177,838
Total current liabilities	7,087,254	6,994,935

Deferred tax liabilities	225,391	-

Total liabilities:	7,312,645	6,994,935

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
22,989,618 and 22,686,836 shares issued and outstanding, respectively	22,990	22,687
Additional paid-in capital	2,627,807	-
Retained earnings	94,305,393	75,156,169
Accumulated other comprehensive loss	(107,875)	(219,750)

Total shareholders' equity	96,857,213	74,968,004

Total liabilities and shareholders' equity	$104,169,858	81,962,939

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
	(UNAUDITED)
Sales	$50,296,567	$48,070,577	$238,265,933	$219,412,247
Cost of sales	30,232,304	28,708,877	146,405,294	134,084,680

Gross profit	20,064,263	19,361,700	91,860,639	85,327,567

Operating expenses:
General and administrative	5,141,680	5,156,223	22,341,123	21,604,654
Advertising	4,855,755	5,087,784	27,656,350	28,707,386
Depreciation and amortization	339,707	311,265	1,321,354	814,542
Total operating expenses	10,337,142	10,555,272	51,318,827	51,126,582

Income from operations	9,727,121	8,806,428	40,541,812	34,200,985

Other income:
Interest income, net	32,013	97,342	196,691	1,056,077
Other, net	327	106,314	4,156	408,149
Loss on disposal of property and equipment	-	(8,565)	-	(8,565)
Total other income	32,340	195,091	200,847	1,455,661

Income before provision for income taxes	9,759,461	9,001,519	40,742,659	35,656,646

Provision for income taxes	3,686,925	3,352,182	14,740,192	12,680,235

Net income	6,072,536	5,649,337	26,002,467	22,976,411

Net income per common share:
Basic	$0.27	$0.25	$1.15	$0.99
Diluted	$0.27	$0.25	$1.14	$0.98

Weighted average number of common shares outstanding:
Basic	22,679,672	22,874,087	22,616,785	23,305,726
Diluted	22,759,144	23,006,722	22,746,433	23,482,177

Cash dividends declared per common share	0.10	-	0.30	-

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$26,002,467	$22,976,411	$20,022,231
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,321,354	814,542	589,990
Share based compensation	1,594,082	1,464,225	1,679,600
Deferred income taxes	(305,330)	497,292	(327,313)
Loss on disposal of property and equipment	-	8,565	-
Bad debt expense	17,545	73,981	40,823
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	766,483	(1,379,803)	(246,565)
Inventories - finished goods	(2,285,544)	(8,868,547)	(1,823,342)
Prepaid income taxes	32,355	(361,743)	-
Prepaid expenses and other current assets	143,535	(61,743)	379,312
Accounts payable	312,775	(313,436)	(1,500,982)
Income taxes payable	-	(185,243)	(44,078)
Accrued expenses and other current liabilities	85,843	301,183	610,818
Net cash provided by operating activities	27,685,565	14,965,684	19,380,494

Cash flows from investing activities:
Net change in investments	2,150,000	14,870,000	9,605,000
Purchases of property and equipment	(1,046,849)	(3,207,615)	(502,706)
Purchase of intangible asset	-	(485,000)	-
Net proceeds from the sale of property and equipment	-	2,000	-
Net cash provided by investing activities	1,103,151	11,179,385	9,102,294

Cash flows from financing activities:
Dividends paid	(6,805,335)	-	-
Purchases of treasury stock	-	(18,447,539)	(11,600,721)
Proceeds from the exercise of stock options	734,746	1,892,847	2,784,987
Tax benefit related to stock options exercised	299,282	267,835	284,305
Net cash used in financing activities	(5,771,307)	(16,286,857)	(8,531,429)

Net increase in cash and cash equivalents	23,017,409	9,858,212	19,951,359
Cash and cash equivalents, at beginning of the year	30,126,041	20,267,829	316,470

Cash and cash equivalents, at end of the year	$53,143,450	$30,126,041	$20,267,829

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$14,719,000	$16,462,095	$10,331,000

Retirement of treasury stock	$-	$18,481,816	$11,566,444

Property and equipment purchases in accounts payable	$417,552	$771,759	$-

Dividends payable in accrued expenses	$47,908	$-	$-

Exhibit 99.1 Page 4 of 4